Exhibit 5.2

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363

Tel: 404.322.6000 Fax: 404.322.6050

www.nelsonmullins.com

October 20, 2015

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Fidelity National Information Services, Inc. – 2.850% Senior Notes Due 2018

Fidelity National Information Services, Inc. – 3.625% Senior Notes Due 2020

Fidelity National Information Services, Inc. – 4.500% Senior Notes Due 2022

Fidelity National Information Services, Inc. – 5.000% Senior Notes Due 2025

Ladies and Gentlemen:

We have acted as Georgia counsel for Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), in connection with the issuance and sale of $750,000,000 in aggregate principal amount of FIS’s 2.850% Senior Notes due 2018 (the “2018 Notes”), $1,750,000,000 in aggregate principal amount of FIS’s 3.625% Senior Notes due 2020 (the “2020 Notes”), $500,000,000 in aggregate principal amount of FIS’s 4.500% Senior Notes due 2022 (the “2022 Notes”) and $1,500,000,000 in aggregate principal amount of FIS’s 5.000% Senior Notes due 2025 (the “2025 Notes” and, collectively with the 2018 Notes, the 2020 Notes and the 2022 Notes, the “Securities”), pursuant to the Underwriting Agreement, dated October 13, 2015 (the “Underwriting Agreement”), among FIS and the underwriters listed on Schedule 1 thereto. The Securities will be issued pursuant to an Indenture dated as of April 15, 2013 (the “Base Indenture”), between FIS and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Fifth Supplemental Indenture dated as of October 20, 2015 relating to the 2018 Notes (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture dated as of October 20, 2015 relating to the 2020 Notes (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture dated as of October 20, 2015 relating to the 2022 Notes (the “Seventh Supplemental Indenture”) and an Eighth Supplemental Indenture dated as of October 20, 2015 relating to the 2025 Notes (the “Eighth Supplemental Indenture” and, together with the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Base Indenture, the “Indenture”).

The offer and sale of the Securities is being made pursuant to the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-187047), relating to the Securities and other securities, filed by FIS with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including

With offices in the District of Columbia, Florida, Georgia, Massachusetts, New York, North Carolina, South Carolina, Tennessee and West Virginia

Fidelity National Information Services, Inc.

October 20, 2015

the prospectus supplement dated October 20, 2015 (the “Prospectus Supplement”), and the accompanying prospectus filed by FIS with the Commission. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purposes of the opinions expressed in this opinion letter, we have examined originals or copies of the Indenture (including copies of certificates representing the Securities), and such other documents, corporate records, instruments, certificates of public officials and of FIS (including, without limitation, an Opinion Party Certificate made on behalf of FIS attached hereto as Attachment A (the “Opinion Party Certificate”)), made such inquiries of officials of FIS and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth in this opinion letter.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. Also, in making our examination of executed documents for the purposes of the opinions expressed in this opinion letter we have assumed: (i) that each entity other than FIS is validly existing and in good standing (or the equivalent) as a corporation, limited liability company or other applicable legal entity under the laws of its jurisdiction of organization and has the requisite power and authority to execute and deliver such documents to which it is a party and to carry out and consummate all transactions contemplated to be performed by such documents; (ii) that each entity other than FIS has duly authorized the execution, delivery and performance of such documents to which it is a party and has, in fact, duly executed and delivered such documents to which it is a party; (iii) that such documents (including, without limitation, the Indenture and all documents related thereto) constitute the legal, valid and binding obligations of each party thereto (other than FIS), enforceable in accordance with their respective terms; and (iv) all natural persons who are signatories to such documents were legally competent at the time of their execution thereof. Our opinions expressed in this opinion letter with respect to the due organization, existence and good standing of FIS are based solely upon a certificate issued by the Secretary of State of the State of Georgia, and are limited to the meaning ascribed to such certificate in such State and limited to the date thereof.

We express no opinion as to the applicability of, compliance with or effect of the law of any jurisdiction other than the substantive laws (excluding choice of law rules) of the State of Georgia. None of the opinions or other advice contained in this opinion letter considers or covers any federal, state or foreign securities (or “blue sky”) laws or regulations. We express no opinion concerning the contents of the Registration Statement or any related prospectus. The opinions in this opinion letter are limited to laws (including, without limitation, rules and regulations thereunder), as in effect on the date of this opinion letter, which laws are subject to change with possible retroactive effect. We have no obligation to update or supplement the opinions in this opinion letter to reflect any changes in law that may hereafter occur or become effective. We also have assumed that the constitutionality or validity of a relevant statute, rule,

Fidelity National Information Services, Inc.

October 20, 2015

regulation or agency action is not in issue unless a reported decision in the State of Georgia has established its unconstitutionality or invalidity.

Based upon and subject to the limitations, assumptions and qualifications set forth in this opinion letter, we are of the opinion that:

1.	FIS has been duly organized as a corporation under the laws of the State of Georgia and is validly existing and in good standing under the laws of such State. FIS has the corporate power to enter into and perform its obligations under the Indenture. The execution and delivery of the Indenture and the performance by FIS of its obligations thereunder have been duly authorized by all necessary corporate action on the part of FIS. The opinions expressed in this paragraph 1 are limited to the Georgia Business Corporation Code.

2.	FIS has duly executed and delivered the Indenture, to the extent that such execution is governed by Georgia law.

The opinions set forth in this opinion letter are limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated in this opinion letter.

We hereby consent to the filing of this opinion letter as an Exhibit to FIS’s Current Report on Form 8-K on or about the date hereof and to the incorporation of this opinion letter into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement that is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act. We also consent to Willkie Farr & Gallagher LLP relying on this opinion letter.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP